Second Quarter 2016 Earnings Presentation August 9, 2016 Exhibit 99.2

FORWARD-LOOKING STATEMENTS

Certain statements in this presentation constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "projects," "estimates," "assumes," "may," "should," "will," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the appendix and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016 and in our other filings with the SEC.

GAAP FINANCIALS

($ in millions, except per share amounts)

	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Income Statement					
Total revenues [1]	$ 254.2	$ 723.3	$ 187.5	$ 66.8	$ 412.4
Total expenses [2]	(909.1)	(799.4)	(565.7)	(343.4)	(428.0)
Other gains (losses)	(3.6)	11.4	(1.4)	(2.3)	0.5
Income tax benefit (expense)	253.4	(4.4)	147.2	106.2	(23.1)
Net loss	$ (405.1)	$ (69.1)	$ (232.4)	$ (172.7)	$ (38.2)
Net loss per share	$ (11.35)	$ (1.83)	$ (6.49)	$ (4.85)	$ (1.01)

	As of 6/30/2016	As of 3/31/2016	As of 12/31/2015
Balance Sheet			
Total Assets	$ 17,589.8	$ 18,279.9	$ 18,591.5
Total Liabilities	17,186.4	17,647.9	17,786.8
Equity	403.4	632.0	804.7

(1) Revenues include fair value adjustments related to changes in valuations inputs and other assumptions, including fair value changes on reverse loans and liabilities, of ($133.3) million, ($222.6) million and ($40.2) million for Q2 2016, Q1 2016 and Q2 2015, respectively.

(2) Expenses include goodwill impairment charges of $215.4 MN and $56.5 MN in Q2 2016 and Q2 2015, respectively.

Walter INVESTMENT MANAGEMENT CORP.

2

GAAP net loss of $232.4 MN, ($6.49) per share, including $216.3 MN, ($6.04) per share, after-tax(1) non-cash charges: $133.6 MN goodwill impairments $82.7 MN fair value charges due to changes in valuation inputs and other assumptions Adjusted Earnings of $2.4 MN after tax, $0.07 per share AEBITDA of $98.8 MN Book Value per share is $11.16 Q2 2016 FINANCIAL RESULTS Disappointing results, but taking actions (1) Goodwill impairment charge of $215.4 million and non-cash charges of $133.3 million from fair value changes due to changes in valuation inputs and other assumptions are reflected net of tax using the Company's estimated effective tax rate of 38%.

3 FOCUS AREAS 3-Pillared strategy enables growth and drives profitability 3 2 Capital Efficiency Engaged Workforce and New Leadership Process Efficiency 1

PILLAR 1: CAPITAL EFFICIENCY Executed a series of agreements with a subsidiary of New Residential Investment Corp ("New Residential") MSR sales and flow arrangement to strengthen Originations capacity and provide liquidity Planned reductions of debt In discussions for additional flow and sub-servicing opportunities Evaluating strategic options for Reverse Mortgage business Advance reduction actions Insurance Update: further discussions with counterparty based on regulatory input Improving capital structure to enable growth

Actions completed YTD 2016 to improve operating leverage: Closed originations distributed retail channel Actions taken to reduce workforce by 11% (~650 employees) during 2016 Site consolidation; exiting remaining five regional servicing locations IT operational alignment; consolidation of staff into centers of excellence Adjusting servicing operations to fit with current market dynamics and build for the future External consultant supporting idea generation and execution of "business right-sizing" PILLAR 2: PROCESS EFFICIENCY Actions completed expected to result in ~$75 MN of annual savings; targeting at least $75 MN of incremental annual savings through identified actions to be completed by YE 2017

PILLAR 3: ENGAGED WORKFORCE AND NEW LEADERSHIP Hired industry veteran as CEO Seven process improvement work streams underway Re-entering wholesale originations channel Company-wide round tables and town halls to further engage workforce Focus on process redesign, simplification and customer experience

Off balance-sheet originations New sub-servicing arrangements Wholesale channel BUILDING A FOUNDATION FOR GROWTH 3-Pillared approach provides basis for future sustainable growth and consistent profitability, driving value for stakeholders Larger servicing and originations platforms with less capital at risk Drive Top-Line Growth Focus on Compliant and Efficient Processes Seek to Reduce Balance Sheet Efficient performing servicing Best-in-class non-performing servicing Enhanced procurement processes Strategic options for Reverse Mortgage business

GAAP net loss of $232.4 MN, or ($6.49) per share after tax Non-cash charges of $133.3 MN ($82.7 MN or ($2.31) per share after tax(1)) resulting from changes in valuation inputs and other assumptions Goodwill impairments in the Servicing segment of $215.4 MN ($133.6 MN or ($3.73) per share after tax(1)) due to elevated discount rates applied to lower re-forecasted cash flows Q2 2016 CONSOLIDATED RESULTS Q2 2016 RESULTS GAAP Net Loss of $232.4 MN, or ($6.49) per share Adjusted Earnings of $2.4 MN after tax, or $0.07 per share AEBITDA of $98.8 MN (1) After tax amounts determined using 38% estimated effective tax rate.

Q2 2016 SERVICING RESULTS GAAP pre-tax loss includes $4.1 MN of restructuring costs associated with continued process re-engineering efforts 10 bps of AEBITDA margin Completed sale of $8.5 BN UPB of OMSR / PMSR Retained servicing on $4.1 BN UPB with shared recapture economics Ending UPB of $248.6 BN at June 30, 2016 Target Update(1): given interest rate environment, currently expect: AEBITDA margin to be at the low end of the 11 - 15 bps margin previously provided Adjusted Earnings margin to be below the 3 - 5 bps margin previously provided RESULTS GAAP pre-tax loss of $356.0 MN Adjusted Loss of $0.8 MN AEBITDA of $64.7 MN (1) Updates are in reference to the targets provided in the Q4 2015 earnings presentation.

Q2 2016 ORIGINATIONS RESULTS RESULTS Funded $4.8 BN during the quarter, approximately 67% driven by the correspondent channel Solid quarter performance led by strong margins and favorable expense base Improvement over prior year quarter driven by expense reductions Re-entering wholesale channel to expand our non-HARP customer base Recapture rate of 18% for Q2 2016; originated approximately 7,500 HARP loans Target Update(1): Consumer lending margins expected to be below previously provided target Correspondent channel volumes expected to be below previously provided target, negatively impacted by market competition and our capital deployment decisions GAAP pre-tax income of $45.6 MN Adjusted Earnings of $48.4 MN AEBITDA of $43.5 MN (1) Updates are in reference to the targets provided in the Q4 2015 earnings presentation.

Q2 2016 REVERSE MORTGAGE RESULTS RESULTS Issued $188.5 MN of securitizations Unfunded IDL tails at June 30, 2016: $613 MN eligible for draw immediately; $190 MN scheduled to become eligible for draw over next 12 months(1) Servicing performance continues to be negatively impacted by the high default rate of pre-IDL product causing elevated servicing costs Investment in retail channel growth and pricing pressures in the wholesale channel are negatively affecting originations results Target Update(2): operating losses expected to continue at similar levels in 2H 2016 (1) Assumes the loans remain performing. GAAP pre-tax loss of $26.9 MN Adjusted Loss of $9.1 MN AEBITDA of ($8.0) MN (2) Updates are in reference to the targets provided in the Q4 2015 earnings presentation.

REVERSE MORTGAGE Business Priorities Strategic Options Continued management of surge in due and payable loans resulting from HUD program changes Process automation and transition to low cost-to-service model Invest in growth of retail originations Pursue additional profitable sub-servicing opportunities Evaluating strategic options for Reverse Mortgage business: Less capital intensive Transition to a fee-for-service model De-consolidation

REVERSE MORTGAGE BALANCE SHEET As of June 30, 2016 GAAP Consolidated Balance Sheet GAAP Consolidated Balance Sheet GAAP Reverse MortgageBalance Sheet GAAP Reverse MortgageBalance Sheet Cash and cash equivalents $ 312.9 $ 103.8 Restricted cash 209.9 1.9 Residential loans 13,288.8 10,910.2 Receivables, net 251.1 16.7 Servicer and protective advances, net 1,309.1 70.7 Servicing rights, net 1,350.3 6.3 Goodwill and intangibles, net 234.2 8.2 Other assets 633.5 181.5 Total Assets 17,589.8 11,299.3 Payables and accrued liabilities 631.8 160.1 Servicer payables 158.7 — Servicing advance liabilities 1,002.5 — Debt, net 4,676.4 237.8 HMBS related obligations 10,717.1 10,717.1 Payable to parent — 54.7 Total Liabilities 17,186.5 11,169.7 Equity (Net Assets) $ 403.3 $ 129.6 Approximately 64% of the GAAP Consolidated Balance Sheet is comprised of RMS assets and liabilities The securitized reverse assets and liabilities are in a net liability position of $61.9 million

CAPITAL AND LIQUIDITY POSITION

- **Strategic arrangements support transition to fee-for-service model**
  - Executed agreement with subsidiary of New Residential
    - Sale of ~$231 MN of MSR with servicing retained
    - Flow agreement to provide outlet for Originations production
  - Discussing flow servicing opportunities with additional potential investors
- **Significant reduction in advances and advance liabilities since year-end**
  - ~$60 MN of capital freed up related to reduction in net advance balances
- **In compliance with amended financial covenants**
  - Ditech subject to an adjusted net worth to total assets minimum of 10% and currently has 2.7x this level
  - Renewed 2 Ditech warehouse facilities in Q2 2016
  - Reverse Mortgage warehouse agreement amended to allow for RMS losses during 2H 2016
  - Amended 2013 Revolver to permanently reduce borrowing capacity from $125 MN to $100 MN and increased the required leverage ratio for Q2 2016 and Q3 2016
- **Expect to further reduce corporate debt in 2H 2016**
  - As we execute on our strategic initiatives we will continue to evaluate and possibly refine our previously provided targeted leverage ratio[(1)]

Walter INVESTMENT MANAGEMENT CORP.

(1) Updates are in reference to the targets provided in the Q4 2015 earnings presentation.

15

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended June 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Appendix: Supplemental Information & Reconciliations

Use of Non-GAAP Measures and Definitions Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided the following non-GAAP financial measures in this presentation: Adjusted Earnings, Adjusted EBITDA and Funds Generated in Period. See the definitions below for a description of how these items are presented and see the Non-GAAP Reconciliations for a reconciliation of these measures to the most directly comparable GAAP financial measures. Management considers Adjusted Earnings (Loss), Adjusted Earnings per share, Adjusted EBITDA and Funds Generated in Period, each of which is a non-GAAP financial measure, to be important in the evaluation of our business segments and of the Company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss), Adjusted Earnings per share, Adjusted EBITDA and Funds Generated in Period are supplemental metrics utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss), Adjusted Earnings per share Adjusted EBITDA and Funds Generated in Period are not presentations made in accordance with GAAP and our use of these measures and terms may vary from other companies in our industry. These non-GAAP financial measures should not be considered as alternatives to (1) net income (loss) or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. These measures have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Because of these limitations, these measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss), Adjusted Earnings per share and Adjusted EBITDA only as supplements. Users of our financial statements are cautioned not to place undue reliance on Adjusted Earnings (Loss), Adjusted Earnings per share and Adjusted EBITDA. Adjusted Earnings (Loss) and Adjusted Earnings per share is defined as net income (loss) with respect to the consolidated entity and income (loss) before income taxes at the subsidiary level plus changes in fair value due to changes in valuation inputs and other assumptions; certain depreciation and amortization costs related to the increased basis in assets (including servicing rights and sub-servicing contracts) acquired within business combination transactions (or step-up depreciation and amortization); goodwill impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; non-cash interest expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including severance; gain or loss on extinguishment of debt; the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs. Adjusted Earnings (Loss) and Adjusted Earnings per share exclude unrealized changes in fair value of MSRs that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) and Adjusted Earnings per share include both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) and Adjusted Earnings per share include cash generated from reverse mortgage origination activities. Adjusted Earnings (Loss) and Adjusted Earnings per share may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted EBITDA eliminates the effects of financing, income taxes and depreciation and amortization. Adjusted EBITDA is defined as net income (loss) with respect to the consolidated entity and income (loss) before income taxes at the subsidiary level; amortization of servicing rights and other fair value adjustments; interest expense on corporate debt; depreciation and amortization; goodwill impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily the net provision for the repurchase of loans sold; non-cash interest income; severance; gain or loss on extinguishment of debt; interest income on unrestricted cash and cash equivalents; the net impact of the Non-Residual Trusts; the provision for loan losses; Residual Trust cash flows; transaction and integration costs; servicing fee economics; and certain non-recurring costs. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities. Adjusted EBITDA excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating our operating performance. Funds Generated in Period is calculated as Adjusted EBITDA, as described above, less capital expenditures, cash paid for corporate debt interest expense and income taxes. Management believes Funds Generated in Period is useful as a supplemental indicator of the cash capable of being generated by the business during the relevant period and for that purpose considers the values of the OMSRs created during the period as equivalent to cash on the assumption that such OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. There can be no assurance that the OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. Funds Generated in Period does not represent cash flow or cash available for investment. Amounts or metrics that relate to future earnings projections are forward-looking and subject to significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of Walter Investment and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that any target will be achieved and the Company undertakes no duty to update any target. Please refer to the introductory slides of this presentation, as well as additional disclosures in this Appendix and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC, for important information regarding forward looking statements and the use and limitations of non-GAAP financial measures. Because we do not predict certain items that might occur in the future such as changes in fair value, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of any forward-looking financial measures presented herein.

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the periods ended March 31,2016 and June 30, 2016 and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: our ability to operate our business in compliance with existing and future rules and regulations affecting our business, including those relating to the origination and servicing of residential loans, the management of third-party assets and the insurance industry (including lender-placed insurance), and changes to, and/or more stringent enforcement of, such rules and regulations; increased scrutiny and potential enforcement actions by federal and state authorities; the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings; our dependence on U.S. government-sponsored entities (especially Fannie Mae) and agencies and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective residential loan and selling and servicing guides; uncertainties relating to the status and future role of GSEs, and the effects of any changes to the origination and/or servicing requirements of the GSEs or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities; our ability to maintain our loan servicing, loan origination, insurance agency or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; our ability to comply with the terms of the stipulated order resolving allegations arising from an FTC and CFPB investigation of Ditech Financial; operational risks inherent in the mortgage servicing and mortgage origination businesses, including reputational risk; risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, as well as our ability to incur substantially more debt; our ability to renew advance facilities or warehouse facilities and maintain adequate borrowing capacity under such facilities; our ability to maintain or grow our servicing business and our residential loan originations business; our ability to achieve our strategic initiatives, particularly our ability to: execute and complete balance sheet management activities; complete the sale of our insurance business; make arrangements with potential counterparties; complete sales of assets to, and enter into other arrangements with, third parties; increase the mix of our fee-for-service business; reduce our debt; enhance efficiencies and streamline processes; and develop new business, including acquisitions of MSRs or entering into new subservicing arrangements; changes in prepayment rates and delinquency rates on the loans we service or sub-service;

Forward-Looking Statements the ability of our clients and credit owners to transfer or otherwise terminate our servicing or sub-servicing rights; a downgrade of, or other adverse change relating to, our servicer ratings or credit ratings; our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; uncertainty as to the volume of originations activity we will benefit from prior to, and following, the expiration of HARP, which is scheduled to occur on December 31, 2016, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance; risks associated with the origination, securitization and servicing of reverse mortgages, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, continued demand for HECM loans and other reverse mortgages, our ability to fund HECM repurchase obligations, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM loans and tails; our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; changes in interest rates and the effectiveness of any hedge we may employ against such changes; risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or alleged cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; risks and potential costs associated with the implementation of new technology such as MSP, the use of new vendors or the transfer of our servers or other infrastructure to new data center facilities; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; uncertainties regarding impairment charges relating to our goodwill or other intangible assets; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to manage conflicts of interest relating to our investment in WCO and maintain our relationship with WCO; and risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of the Company's former subsidiaries were part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

Servicing Segment

Servicing Key Metrics

$ in millions

	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Servicing fees	$ 352.0	$ 346.0	$ 175.6	$ 176.4	$ 175.3
Incentive and performance fees	33.1	51.6	15.7	17.4	26.5
Ancillary and other fees	48.6	47.1	24.5	24.1	23.6
Servicing revenue and fees	$ 433.7	$ 444.7	$ 215.8	$ 217.9	$ 225.4
Amortization of servicing rights	(6.3)	(12.9)	(2.1)	(4.1)	(6.4)
Other changes in fair value of servicing rights [1]	(127.9)	(112.8)	(59.8)	(68.1)	(58.2)
Changes in valuation inputs of servicing rights	(386.2)	(15.2)	(127.7)	(258.5)	59.3
Changes in fair value of servicing rights related liabilities	5.2	(7.5)	1.9	3.3	(5.7)
Net servicing revenue and fees	$ (81.5)	$ 296.3	$ 28.1	$ (109.5)	$ 214.4
AEBITDA/average UPB	11 bps	17 bps	10 bps	12 bps	16 bps
Adjusted Earnings/average UPB	— bps	6 bps	— bps	— bps	6 bps
Serviced UPB (in billions)	$ 248.6	$ 243.2	$ 248.6	$ 255.3	$ 243.2
Serviced units (in millions)	2.1	2.2	2.1	2.2	2.2
Average UPB serviced (in billions)	$ 252.1	$ 242.2	$ 252.7	$ 251.6	$ 245.5
Disappearance Rate[2]	14.3%	14.7%	15.6%	13.0%	15.5%

[1] Represents the realization of cash flows (or amortization) of the MSRs accounted for at fair value. Amortization continues to be higher than anticipated as a result of the continued low interest rate environment.

[2] The quarterly portfolio disappearance rate is the weighted average of the disappearance rate for each month in such quarter. The monthly disappearance rate is the annualized exponential rate of dividing the aggregate dollar amount of contractual payments, voluntary prepayments and defaults attributable to mortgage loans in the mortgage loan servicing portfolio during such month by the sum of the unpaid principal balance of the loans in the mortgage loan servicing portfolio at the beginning of such month plus the unpaid principal balance of any mortgage loans added to such portfolio during such month.

Walter INVESTMENT MANAGEMENT CORP.

20

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended June 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations Segment

Originations Data by Channel

$ in billions

Pull-Through Adjusted Locked Volume

	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Consumer Lending	$ 3.2	$ 3.7	$ 1.7	$ 1.6	$ 1.7
Correspondent Lending	6.7	9.5	3.6	3.0	4.6
	$ 9.9	$ 13.2	$ 5.3	$ 4.6	$ 6.3

Funded Volume

	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Consumer Lending	$ 3.4	$ 3.9	$ 1.6	$ 1.8	$ 2.0
Correspondent Lending	6.3	8.8	3.2	3.2	5.2
	$ 9.7	$ 12.7	$ 4.8	$ 5.0	$ 7.2

	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Recapture Rate[1]	22%	27%	18%	26%	25%

[1] Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced in to new loans by Ditech. This metric excludes payoffs on non-marketable portfolios (e.g. sub-serviced), payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

Consumer Lending Originations Economics

bps	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Gain on Sale[2]	452	488	447	457	499
Fee Income[3]	44	21	41	46	34
Direct Expenses[3]	(297)	(283)	(293)	(300)	(278)
Direct Margin	199	226	195	203	255

Correspondent Lending Originations Economics

bps	YTD 2016	YTD 2015	Q2 2016	Q1 2016	Q2 2015
Gain on Sale[2]	64	61	71	56	66
Fee Income[3]	10	11	10	11	11
Direct Expenses[3]	(41)	(35)	(39)	(43)	(32)
Direct Margin	33	37	42	24	45

[2] Calculated on pull-through adjusted locked volume.
[3] Calculated on funded volume.

Q2 2016 Expense Detail

	Consumer Lending	Correspondent Lending	Total
Funded Volume ($MNs)	$ 1,561.1	$ 3,189.0	$ 4,750.1
Direct Expenses (bps)	(293)	(39)	
Direct Expenses ($MNs)	$ 45.7	$ 12.4	$ 58.1
Indirect expenses [4]			4.2
Total expenses (excluding depreciation and amortization)			$ 62.3

[4] Includes support functions and corporate overhead allocations. The current quarter indirect expenses amount benefited from a $10.1 million reserve reduction related to the change in estimate of the liability associated with our selling representations and warranties.

Walter Investment Management Corp.

21

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended June 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage Segment $ in millions (1) Representative of servicing fee for on-balance sheet residential loans serviced. (2) Cash generated by origination, purchase and securitization of HECM loans. (3) Funded volumes exclude funded tail volumes.   Reverse Mortgage Key Metrics YTD 2016 YTD 2016 YTD 2015 YTD 2015 Q2 2016 Q2 2016 Q1 2016 Q1 2016 Q2 2015 Q2 2015 Interest income $ 224.2 $ 215.7 $ 113.6 $ 110.6 $ 109.4 Interest expense (206.6) (199.1) (103.4) (103.3) (100.6) Net interest margin(1) $ 17.6 $ 16.6 $ 10.2 $ 7.3 $ 8.8 Blended cash generated(2) 22.1 40.8 11.9 10.2 22.1 Fair value of loans and HMBS obligations 3.2 (19.8) (14.5) 17.7 (24.1) Fair value $ 42.9 $ 37.6 $ 7.6 $ 35.2 $ 6.8 Net servicing revenues and fees 13.9 23.3 7.0 6.9 11.9 Other 3.5 3.2 1.5 2.0 1.5 Total revenue $ 60.3 $ 64.1 $ 16.1 $ 44.1 $ 20.2 Funded volume(3) $ 157 MN $ 674 MN $ 87 MN $ 70 MN $ 364 MN Securitized volume $ 376 MN $ 855 MN $ 189 MN $ 188 MN $ 442 MN Serviced UPB (in billions) $ 20.5 $ 19.3 $ 20.5 $ 20.4 $ 19.3 Serviced units 120,976 118,780 120,976 121,600 118,780 $ in millions

Securitized Reverse Mortgages and VIEs(1) $ in millions Reverse Mortgage - Securitized Portfolio Assets $ 10,655.2 Liabilities $ 10,717.1 $ (61.9) Residual Trusts Assets $ 507.0 Liabilities $ 453.5 $ 53.5 Non-Residual Trusts Assets $ 514.0 Liabilities $ 548.1 $ (34.1) Servicer and Protective Advance Financing Facilities Assets $ 959.5 Liabilities $ 821.2 $ 138.3 Ø Net fair value liability of $61.9 MN in securitized Reverse Mortgage portfolio Ø $53.5 MN of residual interest in legacy Walter Investment portfolio Ø Net fair value liability of $34.1 MN associated with mandatory clean-up call obligation in Non-Residual Trusts Ø $138.3 MN of equity in servicer advance trusts (1) Above presentation excludes impact of overall Walter tax positions. Net equity of $95.8 MN is embedded in securitized reverse mortgages and VIEs

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA $ in millions For the Three Months Ended For the Three Months Ended For the Six Months Ended For the Six Months Ended For the Three Months Ended For the Three Months Ended For the Six Months Ended For the Six Months Ended June 30, 2016 June 30, 2016 June 30, 2016 June 30, 2016 June 30, 2015 June 30, 2015 June 30, 2015 June 30, 2015 Net loss $ (232.4) $ (405.1) $ (38.1) $ (69.1) Adjust for: income tax expense (benefit) (147.2) (253.4) 23.1 4.4 Loss before income taxes (379.6) (658.5) (15.0) (64.7) Add/(Subtract): Goodwill impairment 215.4 215.4 56.5 56.5 Amortization of servicing rights and other fair value adjustments 181.2 494.3 0.8 136.2 Interest expense 37.2 75.8 39.5 79.6 Depreciation and amortization 14.6 29.0 16.1 32.7 Share-based compensation expense 4.9 5.7 5.0 8.4 Fair value to cash adjustment for reverse loans 14.5 (3.2) 24.1 19.8 Curtailment expense — — 6.5 22.6 Legal and regulatory matters — 2.2 5.2 5.1 Restructuring costs 4.8 8.7 1.9 3.0 Other(1) 5.8 16.4 (0.3) 3.8 Sub-total 478.4 844.3 155.3 367.7 Adjusted EBITDA $ 98.8 $ 185.8 $ 140.3 $ 303.0 (1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Earnings ($ in millions, except per share amounts) For the Three Months Ended For the Three Months Ended For the Six Months Ended For the Six Months Ended For the Three Months Ended For the Three Months Ended For the Six Months Ended For the Six Months Ended June 30, 2016 June 30, 2016 June 30, 2016 June 30, 2016 June 30, 2015 June 30, 2015 June 30, 2015 June 30, 2015 Net loss $ (232.4) $ (405.1) $ (38.1) $ (69.1) Adjust for: income tax expense (benefit) (147.2) (253.4) 23.1 4.4 Loss before income taxes (379.6) (658.5) (15.0) (64.7) Add/(Subtract): Goodwill impairment 215.4 215.4 56.5 56.5 Changes in fair value due to changes in valuation inputs and other assumptions 118.8 359.2 (64.3) 9.4 Step-up depreciation and amortization 7.7 15.6 8.9 18.4 Step-up amortization of sub-servicing rights 1.0 4.0 4.9 9.8 Non-cash interest expense 3.0 5.8 3.0 6.3 Share-based compensation expense 4.9 5.7 5.0 8.4 Fair value to cash adjustment for reverse loans 14.5 (3.2) 24.1 19.8 Curtailment expense — — 6.5 22.6 Legal and regulatory matters — 2.2 5.2 5.1 Restructuring costs 4.8 8.7 1.9 3.0 Other(1) 13.4 20.3 2.6 6.5 Adjusted Earnings (Loss) $ 3.9 $ (24.8) $ 39.3 $ 101.1 Tax expense (benefit) at estimated effective tax rate of 38% 1.5 (9.4) 14.9 38.4 Adjusted Earnings (Loss) after tax $ 2.4 $ (15.4) $ 24.4 $ 62.7 Adjusted Earnings (Loss) after taxes per common and common equivalent share $ 0.07 $ (0.43) $ 0.65 $ 1.66 Weighted-average common and common equivalent shares outstanding — basic and diluted 35.8 35.7 37.8 37.7 (1) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the three months ended June 30, 2016				
	Servicing	**Originations**	**Reverse Mortgage**	**Other**	**Total Consolidated**
Income (loss) before income taxes	**$ (356.0)**	**$ 45.6**	**$ (26.9)**	**$ (42.2)**	**$ (379.6)**
ADJUSTED EARNINGS (LOSS)					
Step-up depreciation and amortization	6.6	0.2	0.9	—	7.7
Step-up amortization of sub-servicing rights	1.0	—	—	—	1.0
Non-cash interest expense	—	—	—	2.9	3.0
Share-based compensation expense	3.2	0.8	0.6	0.3	4.8
Fair value to cash adjustment for reverse loans	—	—	14.5	—	14.5
Changes in fair value due to changes in valuation inputs and other assumptions	118.8	—	—	—	118.8
Goodwill impairment	215.4	—	—	—	215.4
Legal and regulatory matters	—	—	—	—	—
Restructuring costs	4.1	0.3	0.4	—	4.8
Other[1]	6.1	1.5	1.4	4.4	13.4
Total adjustments	355.3	2.8	17.8	7.6	383.5
Adjusted Earnings (Loss)	**(0.8)**	**48.4**	**(9.1)**	**(34.6)**	**3.9**
ADJUSTED EBITDA					
Depreciation and amortization	4.1	2.1	0.7	—	6.9
Amortization of servicing rights and other fair value adjustments	60.9	—	0.4	—	61.4
Interest expense on debt	1.3	—	—	33.0	34.2
Other[2]	(0.8)	(7.0)	—	0.2	(7.6)
Total adjustments	65.5	(4.9)	1.2	33.1	94.9
Adjusted EBITDA	**$ 64.7**	**$ 43.5**	**$ (8.0)**	**$ (1.5)**	**$ 98.8**

Please note that numbers may not foot due to rounding

[1] Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

[2] Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

26

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended June 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment

($ in millions)	For the six months ended June 30, 2016				
	Servicing	Originations	Reverse Mortgage	Other	Total Consolidated
Income (loss) before income taxes	**$ (612.3)**	**$ 62.0**	**$ (21.9)**	**$ (86.2)**	**$ (658.5)**
ADJUSTED EARNINGS (LOSS)					
Step-up depreciation and amortization	13.3	0.5	1.8	—	15.6
Step-up amortization of sub-servicing rights	4.0	—	—	—	4.0
Non-cash interest expense	—	—	—	5.8	5.8
Share-based compensation expense	3.9	0.2	0.9	0.6	5.7
Fair value to cash adjustment for reverse loans	—	—	(3.2)	—	(3.2)
Changes in fair value due to changes in valuation inputs and other assumptions	359.2	—	—	—	359.2
Goodwill impairment	215.4	—	—	—	215.4
Legal and regulatory matters	2.2	—	—	—	2.2
Restructuring costs	6.0	2.1	0.4	0.2	8.7
Other[(1)]	6.4	1.5	2.4	10.0	20.3
Total adjustments	610.4	4.3	2.4	16.6	633.7
Adjusted Earnings (Loss)	**(2.0)**	**66.3**	**(19.5)**	**(69.6)**	**(24.8)**
ADJUSTED EBITDA					
Depreciation and amortization	8.2	4.1	1.1	—	13.4
Amortization of servicing rights and other fair value adjustments	130.3	—	0.9	—	131.2
Interest expense on debt	4.0	—	—	66.0	70.0
Other[(2)]	(1.1)	(3.2)	0.1	0.3	(3.9)
Total adjustments	141.3	0.9	2.0	66.4	210.6
Adjusted EBITDA	**$ 139.3**	**$ 67.2**	**$ (17.5)**	**$ (3.2)**	**$ 185.8**

Please note that numbers may not foot due to rounding

[(1)] Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs.

[(2)] Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Walter INVESTMENT MANAGEMENT CORP.

27

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended June 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended June 30, 2015 For the three months ended June 30, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ 82.3 $ 33.0 $ (91.0) $ (39.3) $ (15.0) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.9 0.6 1.3 — 8.9 Step-up amortization of sub-servicing contracts 4.9 — — — 4.9 Non-cash interest expense 0.4 — — 2.7 3.0 Share-based compensation expense 3.1 1.5 0.3 0.1 5.0 Fair value to cash adjustments for reverse loans — — 24.1 — 24.1 Changes in fair value due to changes in valuation inputs and other assumptions (64.4) — — — (64.4) Goodwill impairment — — 56.5 — 56.5 Curtailment expense — — 6.5 — 6.5 Legal and regulatory matters 0.5 — 4.6 — 5.2 Restructuring costs 1.6 0.1 — 0.2 1.9 Other(1) 1.0 0.1 0.1 1.5 2.6 Total adjustments (45.9) 2.3 93.5 4.5 54.3 Adjusted Earnings (Loss) 36.4 35.3 2.5 (34.8) 39.3 ADJUSTED EBITDA Depreciation and amortization 4.5 2.1 0.7 — 7.2 Amortization of servicing rights and other fair value adjustments 59.6 — 0.5 — 60.2 Interest expense on debt 2.1 — — 34.4 36.5 Other(2) (5.1) 2.1 — — (2.9) Total adjustments 61.2 4.2 1.2 34.4 101.0 Adjusted EBITDA $ 97.6 $ 39.5 $ 3.7 $ (0.4) $ 140.4 Please note that numbers may not foot due to rounding (1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs. (2) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the six months ended June 30, 2015 For the six months ended June 30, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ 31.6 $ 74.8 $ (104.4) $ (66.6) $ (64.7) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 14.0 1.8 2.7 — 18.4 Step-up amortization of sub-servicing contracts 9.8 — — — 9.8 Non-cash interest expense 1.1 — — 5.2 6.3 Share-based compensation expense 5.1 2.3 0.8 0.2 8.4 Fair value to cash adjustments for reverse loans — — 19.8 — 19.8 Changes in fair value due to changes in valuation inputs and other assumptions 9.4 — — — 9.4 Goodwill impairment — — 56.5 — 56.5 Curtailment expense — — 22.6 — 22.6 Legal and regulatory matters 2.2 — 2.9 — 5.1 Restructuring costs 2.0 0.3 — 0.7 3.0 Other(1) 1.2 0.4 0.4 4.3 6.4 Total adjustments 44.9 4.8 105.7 10.5 165.8 Adjusted Earnings (Loss) 76.5 79.5 1.2 (56.2) 101.1 ADJUSTED EBITDA Depreciation and amortization 8.9 4.1 1.3 — 14.3 Amortization of servicing rights and other fair value adjustments 115.9 — 1.1 — 117.0 Interest expense on debt 4.7 — — 68.6 73.3 Other(2) (5.4) 2.5 0.1 0.1 (2.7) Total adjustments 124.1 6.6 2.5 68.7 201.9 Adjusted EBITDA $ 200.7 $ 86.2 $ 3.7 $ 12.5 $ 303.1 Please note that numbers may not foot due to rounding (1) Includes the net provision for the repurchase of loans sold, non-cash interest income, severance, gain on extinguishment of debt, interest income on unrestricted cash and cash equivalents, the net impact of the Non-Residual Trusts, the provision for loan losses, Residual Trust cash flows, transaction and integration costs; servicing fee economics; and certain non-recurring costs. (2) Includes severance, gain on extinguishment of debt, the net impact of the Non-Residual Trusts; transaction and integration costs; and certain non-recurring costs.

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents ($ in millions) (1) Represents originated MSRs that have been capitalized upon transfer of loans. (2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights. (3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result. For the three months ended For the three months ended June 30, 2016 June 30, 2016 June 30, 2015 June 30, 2015 Adjusted EBITDA $ 98.8 $ 140.3 Less: Cash Interest Expense on Corporate Debt (44.7) (47.0) Cash Taxes/Refund (0.1) (1.1) Capital Expenditures (11.0) (6.1) Funds Generated in Period $ 43.0 $ 86.1 Investing and Financing activity and other uses of Funds Generated in Period: Investment in retained OMSRs(1) (46.3) (86.8) Net investment in originations activity(2) (5.5) (1.1) Net activity for servicing advances 83.8 42.6 Net investment in reverse mortgage activity 6.0 (42.3) Proceeds from servicing rights related liabilities, net of payments 21.4 (2.4) Acquisitions, including related transaction costs(3) (3.8) (137.7) Net payments of corporate debt (0.1) (4.1) Other working capital 20.0 151.0 Change in Cash and Cash Equivalents $ 118.5 $ 5.3 Cash flows provided by (used in) operating activities 107.3 (389.8) Cash flows provided by (used in) investing activities 139.7 (154.5) Cash flows provided by (used in) financing activities (128.5) 549.6 Total change in cash and cash equivalents 118.5 5.3

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents

($ in millions)	For the twelve months ended June 30, 2016	For the six months ended June 30, 2016	For the year ended December 31, 2015	For the six months ended June 30, 2015
Adjusted EBITDA	$ 432.5	$ 185.8	$ 549.7	$ 303.0
Less:				
Cash Interest Expense on Corporate Debt	(126.1)	(61.8)	(128.9)	(64.6)
Cash Taxes/Refund	1.5	(0.1)	1.6	—
Capital Expenditures	(40.6)	(22.6)	(27.8)	(9.8)
Funds Generated in Period	$ 267.3	$ 101.3	$ 394.6	$ 228.6
Investing and Financing activity and other uses of Funds Generated in Period:				
Investment in retained OMSRs[1]	(246.1)	(98.5)	(306.7)	(159.1)
Net investment in originations activity[2]	28.5	11.0	(10.1)	(27.6)
Net activity for servicing advances	3.5	66.1	46.7	109.3
Net investment in reverse mortgage activity	45.7	34.6	(58.1)	(69.2)
Proceeds from servicing rights related liabilities, net of payments	68.1	20.1	43.4	(4.6)
Acquisitions, including related transaction costs[3]	(93.1)	(14.6)	(273.4)	(194.9)
Net payments of corporate debt	(91.1)	(6.7)	(92.8)	(8.4)
Other working capital	(13.6)	(3.2)	139.1	149.5
Change in Cash and Cash Equivalents	$ (30.8)	$ 110.1	$ (117.3)	$ 23.6
Cash flows provided by (used in) operating activities	530.7	310.0	(48.1)	(268.8)
Cash flows provided by (used in) investing activities	138.6	197.7	(454.9)	(395.8)
Cash flows provided by (used in) financing activities	(700.1)	(397.6)	385.7	688.2
Total change in cash and cash equivalents	(30.8)	110.1	(117.3)	23.6

(1) Represents originated MSRs that have been capitalized upon transfer of loans.
(2) Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights.
(3) Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result.

Walter INVESTMENT MANAGEMENT CORP.

31

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-Q for the period ended June 30, 2016 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.